EXHIBIT 99.2

ACCO BRANDS

AT-A-GLANCE DAY-TIMER FIVE STAR GBC Hilroy Kensington Mead nobo Quartet Rexel Swingline tilibra wilson jones

1

(U.S. $ in millions, adjusted basis)	First Full-Year Pro Forma Run Rate Assumptions	Second Full-Year Pro Forma Run Rate Assumptions
Capital Expenditures	$55	$45
Cash Restructuring (over ~24 mo)	$30	-40
Cash Interest	$67	$62
Book Interest	$73	$68
Net Working Capital	Use	Use
Depreciation	$42	$42
Amortization	$30	$27
Amort. of Stock Comp	$13	$14
Cash Taxes	$50	$65
Effective Tax Rate	30%	32-33%
Diluted Shares	116	117
5
Pro Forma Modeling Assumptions(1)
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1. Directional information for modeling purposes only.

This exhibit contains information that may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements about future financial and operating results following the proposed merger involving ACCO Brands Corporation (the “Company”) and the Consumer & Office Products business of MeadWestvaco Corporation, that are not historical facts.  These forward-looking statements are subject to certain risks and uncertainties, are made as of the date of the Form 8-K to which this exhibit relates and the Company assumes no obligation to update them.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the Company’s securities. Among the factors that  could cause the Company’s plans, actions and results to differ materially from current expectations or assumptions are: fluctuations in the cost and availability of raw materials; competition within the markets in which the Company operates; the effects of both general and extraordinary economic, political and social conditions, including any volatility and disruption in the capital and credit markets; the effect of consolidation in the office products industry; the liquidity and solvency of our major customers; the Company’s continued ability to access the capital and credit markets; the dependence of the Company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from previous business combinations may not be fully realized or may take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, under Item 1A, “Risk Factors.”

With respect to the proposed merger, important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to, the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the merger; and the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected.  These risks, as well as other risks associated with the proposed merger, are more  fully discussed in the proxy statement/prospectus included in the registration statement on Form S-4 that the Company filed with the United States Securities and Exchange Commission (“SEC”) on March 22, 2012 in connection with the proposed merger.